EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of Quintus Corporation on Form S-4 of our report dated June 18, 1999 (November 10, 1999 as to Note 15), appearing in this proxy statement/prospectus, which is part of this Registration Statement, and of our report dated July 18, 1999, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the heading "Selected Historical Consolidated Financial Data" and "Experts" in such proxy statement/prospectus.

/s/  Deloitte & Touche LLP

San Jose, California
March 24, 2000


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